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                                 EXHIBIT 24b

               CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS


        The undersigned, Laurel J. Lenfestey, hereby certifies that she is the duly elected, qualified and acting Secretary of Poe & Brown, Inc., a Florida corporation (the "Company"), and that the following resolutions were adopted by unanimous written consent of the Board of Directors of the Company as of March 11, 1996:

              RESOLVED, that the March 7, 1996 draft of the Company's 1995
              Form 10-K submitted to the Directors is hereby approved in form and substance, subject to any revisions deemed necessary or appropriate by Laurel J. Lenfestey, the Company's Vice President, Secretary and General Counsel, and that the Chief Executive Officer and the Chief Financial Officer are hereby authorized to sign the Form 10-K on behalf of the Company, either personally or through a power of attorney, and to cause the Form 10-K to be filed with the Securities and Exchange Commission in accordance with the rules promulgated by the Commission;

              FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take all actions they deem necessary or appropriate, including the payment of all necessary filing fees, to carry out the intent of the foregoing resolution.




        IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate this 19th day of March, 1996.



                                        /s/ LAUREL J. LENFESTEY
                                        --------------------------------
                                        Laurel J. Lenfestey
                                        Secretary